EXHIBIT 23.1
                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-70760) pertaining to the First Mortgage Corporation 1992 Stock Incentive Plan and 1993 Stock Option Plan for Non-Employee Directors and in the related Prospectus of our report dated May 23, 1997, with respect to the financial statements of First Mortgage Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997.





Orange County, California
June 27, 1997